10-Q
Execution Copy

WARRANT AGREEMENT

Dated as of September 16, 2009

by and between

American Axle & Manufacturing Holdings, Inc.

and

General Motors Company

WARRANT AGREEMENT

WARRANT AGREEMENT

WARRANT AGREEMENT (this “Agreement”) dated as of September 16, 2009 by and between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and General Motors Company, a Delaware corporation (“GM”).

WHEREAS, the Company is issuing the Warrants pursuant to the Settlement and Commercial Agreement, dated September 16, 2009, by and among the Company, American Axle & Manufacturing, Inc. and GM;

WHEREAS, on the date hereof, the Company shall issue to GM 4,093,729 Warrants; and

WHEREAS, upon various drawdowns under the Credit Facility, the Company shall issue to GM up to 6,915,083 additional Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Defined Terms

ARTICLE 1                      .
“Action” shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Additional Shares” shall mean all shares of Common Stock issued or sold by the Company on or after the date hereof.

“Agreement” shall have the meaning set forth in the preamble hereto.

“beneficial owner”, with respect to any Shares, shall have the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“Blackout Period” shall have the meaning set forth in Section 17.3 of this Agreement.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in either the City of New York or the State of Michigan are authorized or required by Law to close.

“Capital Stock” shall mean (a) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and (b) with respect to any other Person, any and all partnership, membership or other equity interests of such Person.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the preamble hereto.

“control” (including the terms “controlled by”, “controlling” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Credit Facility” shall mean the Credit Agreement, dated as of the date hereof, by and among the Company, American Axle & Manufacturing, Inc. and GM.

“Current Market Price” per share of Common Stock, on any date specified herein, shall mean the average daily Market Price during the period of the most recent ten days, ending on such date, on which the national securities exchanges were open for trading, except that if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

“Demand Registration” shall have the meaning set forth in Section 17.1(a) of this Agreement.

“Demand Registration Statement” shall have the meaning set forth in Section 17.1(a) of this Agreement.

“Disposal Period” shall have the meaning set forth in Section 16.2(h) of this Agreement.

“Equity Interests” shall mean Capital Stock or warrants, options or other rights to acquire Capital Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at any applicable time.

“Exercise Date” shall have the meaning set forth in Section 7.8 of this Agreement.

“Exercise Period” shall mean the period commencing on September 16, 2009 and continuing until 5:00 p.m. New York City time on September 16, 2014.

“Exercise Price” shall have the meaning set forth in Section 3(a) of this Agreement, as adjusted pursuant to Section 8.

“Expiration Date” shall mean 5:00 p.m. New York City time on September 16, 2014.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“GM” shall have the meaning set forth in the preamble hereto.

“Governmental Authority” shall mean any United States or non-United States, federal, national, state, provincial, municipal, local, or other government, governmental, regulatory or administrative authority, agency or commission or any non-governmental self-regulatory agency, instrumentality or commission, any stock exchange, or any court, tribunal or judicial or arbitral body.

“Holder” shall mean initially GM, and thereafter any Person to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement and that is the registered holder(s) of any Warrants or Warrant Shares as registered on the Warrant Register maintained by the Company in accordance with this Agreement.

“Indemnified Party” shall have the meaning set forth in Section 17.7(d) of this Agreement.

“Indemnifying Party ” shall have the meaning set forth in Section 17.7(d) of this Agreement.

“Initial Number” shall have the meaning set forth in Section 8.2(a)(i) of this Agreement.

“Law” shall mean any federal, national, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order or requirement (including common law).

“Loss” shall have the meaning set forth in Section 17.7(a) of this Agreement.

“Majority Holders” shall mean Holders of Warrants evidencing a majority in number of the total number of Warrant Shares at the time purchasable upon the exercise of all then outstanding Warrants.

“Market Price” shall mean, on any date specified herein, the amount per share equal to (a) if the Common Stock is then listed on the NYSE, the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the NYSE, (b) if the Common Stock is then listed or admitted to trading on any national securities exchange (other than the NYSE), the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading (other than the NYSE), (c) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by FINRA, the last trading price of shares of Common Stock on such date, (d) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of shares of Common Stock on such date as shown by FINRA automated quotation system, or (e) if Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof determined by a nationally recognized investment bank selected by the Board and reasonably acceptable to the largest Holder of Warrants at such time.

“Maximum Number of Securities” shall have the meaning set forth in Section 17.1(b) of this Agreement.

“NYSE” shall mean the New York Stock Exchange.

“Officers” shall mean, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice-President of such Person.

“Other Securities” shall mean any shares of Common Stock (other than Warrant Shares) and other Equity Interests of the Company or any other Person (corporate or otherwise) which a Holder at any time shall be entitled to receive, or shall have received, upon exercise of the Warrants held by such Holder or pursuant to Section 9 hereof, in lieu of or in addition to Warrant Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Shares or Other Securities received in an earlier exchange, exercise or replacement of Warrant Shares.

“Participating Demand Holders” shall have the meaning set forth in Section 17.1(a) of this Agreement.

“Participating Piggy-Back Holders” shall have the meaning set forth in Section 17.2(b) of this Agreement.

“Person” shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

“Piggy-Back Registration” shall have the meaning set forth in Section 17.2(a) of this Agreement.

“Piggy-Back Registration Statement” shall have the meaning set forth in Section 17.2(a) of this Agreement.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (a) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (b) any other offer available to substantially all holders of Common Stock, in the case of both (a) or (b), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while a Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Qualified Purchaser” shall mean any institutional “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Registrable Securities” shall mean (a) the Warrants, (b) the shares of Common Stock held by a Holder upon exercise of the Warrants and (c) any securities issuable or issued or distributed in respect of any of the Warrants identified in clause (a) or the Common Stock identified in clause (b) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.  For purposes of this Agreement, (i) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and/or they otherwise cease to be outstanding and (ii) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities may, in the written opinion of counsel satisfactory to the Company (in its reasonable judgment), be distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act without limitation thereunder on volume or manner of sale or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

“Registration Statement” shall mean a Demand Registration Statement, a Piggy-Back Registration Statement and/or a Shelf Registration Statement, as the case may be.

“Regulatory Approvals” with respect to a Holder, means, to the extent applicable and required to permit such Holder to exercise a Warrant for Warrant Shares without such Holder being in violation of applicable Law, the receipt of any necessary approvals and authorizations of any Governmental Authority and any notifications to, or expiration or termination of, any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at any applicable time.

“Shelf Registration Statement” shall have the meaning set forth in Section 17.1(c) of this Agreement.

“Special Registration” means the registration of (a) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (b) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its subsidiaries or in connection with dividend reinvestment plans.

“Trading Day” shall mean a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on any Business Day.

“Transfer” shall have the meaning set forth in Section 6.1(a) of this Agreement.

“Transfer Agent” shall have the meaning set forth in Section 13.2 of this Agreement.

“Warrants” shall mean the warrants issued pursuant to this Agreement and represented by Warrant Certificates, and all warrants issued upon transfer, division or combination of, or in substitution thereof.

“Warrant Certificates” shall have the meaning set forth in Section 2 of this Agreement.

“Warrant Register” shall have the meaning set forth in Section 5 of this Agreement.

“Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants.

SECTION 2. Warrant Certificates

                                  The certificates evidencing the Warrants to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto (“Warrant Certificates”) and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Officers of the Company executing the same may approve (with execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable Law or with any rule or regulation of any exchange, inter-dealer quotation system or regulated quotation service on which the Warrants or the Common Stock may be listed or quoted, as the case may be.

SECTION 3. Issuance of Warrants

(a) Subject to adjustment in accordance with Section 8, each Warrant shall entitle the holder of such Warrant, upon proper exercise during the Exercise Period, to purchase from the Company one (1) share of Common Stock at a price of $2.76 per share (the “Exercise Price”).

(b) Each Warrant Certificate shall be dated the date of execution by the Company and shall evidence one or more Warrants.  Each Warrant evidenced thereby entitles the Holder, upon proper exercise to receive from the Company the stated number of Warrant Shares at the Exercise Price, as adjusted as provided herein.

SECTION 4. Execution of Warrant Certificates

Warrant Certificates shall be signed on behalf of the Company by any Officer thereof under its corporate seal.  The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.  The Warrant Certificates may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instruments; provided, however, if the Warrant Certificate is executed in counterparts, the corporate seal may be imprinted on only one such counterpart.  Each such signature upon any Warrant Certificate may be of the present or any future Officer of the Company, notwithstanding the fact that at the time any Warrant Certificate shall be delivered or disposed of by the Company such Officer shall have ceased to hold such office, so long as, and the Company hereby represents that, under the Company’s certificate of incorporation and bylaws, any Warrants or Warrant Shares so issued would be validly issued.  Any Warrant Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such Person was not such Officer, so long as, and the Company hereby represents that, under the Company’s certificate of incorporation and bylaws, any Warrants or Warrant Shares so issued would be validly issued.

SECTION 5. Registration

The Company shall number and register the Warrant Certificates in a register (the “Warrant Register”) as they are issued by the Company.  The Warrant Register will show the names and addresses of the Holders, the numbers of Warrants and Warrant Shares evidenced on the face of each Warrant Certificate and the date of each Warrant Certificate.  The Company may deem and treat the Holders as the absolute owner(s) of the Warrant Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and the Company shall not be affected by any notice to the contrary.

SECTION 6. Transfers and Exchanges

6.1 Limitation on Transfers.

(a) A Holder may not transfer, assign or encumber all or any part of a  Warrant Certificate (a “Transfer”).

(b) Notwithstanding the foregoing, a Holder may Transfer all or any portion of a Warrant Certificate to (i) any of its Affiliates, (ii) any Qualified Purchaser, (iii) pursuant to a registration statement under the Securities Act; provided, however, that such transfer shall be in compliance with the Securities Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Warrants or (iv) pursuant to the Holder’s lending arrangements with the Holder’s secured lenders (to the extent the Warrants are pledged as collateral to such lenders).

(c) Any purported Transfer other than in accordance with the terms of this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership pursuant to any such Transfer.

6.2 Registration of Transfers.  The Company shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register, upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, including with respect to the matters referred to in Section 6.1(b), any legal opinion reasonably requested by the Company, duly executed by the Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney.  Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company in accordance with applicable Law.

6.3 Exchange of Warrant Certificates.  Warrant Certificates may be exchanged at the option of the Holder(s), when surrendered to the Company during normal business hours for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.  Warrant Certificates surrendered for exchange shall be cancelled by the Company.  Such cancelled Warrant Certificates shall then be disposed of by the Company in accordance with applicable Law.

SECTION 7. Exercise of Warrants

7.1 Exercise of Warrants.  A Warrant may be exercised upon surrender to the Company of the Warrant Certificate evidencing the Warrant to be exercised with the form of election to purchase on the reverse thereof duly completed and signed, and upon payment to the Company of the Exercise Price, as adjusted from time to time as provided herein, for each Warrant Share then purchased.  Payment of the aggregate Exercise Price for all Warrant Shares being purchased in respect of a Warrant shall be made (a) by wire transfer of immediately available funds in United States Dollars or (b) by certified or official bank check for United States Dollars made payable to the order of the Company.  Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.  Notwithstanding anything in this Agreement to the contrary, each Holder hereby acknowledges and agrees that its exercise of a Warrant for Warrant Shares is subject to the condition that such Holder will have first received any applicable Regulatory Approvals; provided, however, that in the event a Holder has delivered a notice of exercise to the Company prior to the Expiration Date and any Regulatory Approvals with respect to such exercise are pending as of the Expiration Date, the Expiration Date with respect to such Warrants shall automatically be extended for a period of 30 days following final approval or disapproval of any such Regulatory Approval.

7.2 Issuance of Certificates Representing Shares.  Upon such surrender of Warrant Certificates and payment of the aggregate Exercise Price, the Company shall issue and cause to be delivered promptly to or upon the written order of the Holder and in such name or names, as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash in lieu of fractional shares as provided in Section 7.7.  Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder of such Warrant Shares as of the date of the surrender of such Warrants Certificates and payment of the aggregate Exercise Price.

7.3 Issuance of New Warrant Certificates.  Each Warrant shall be exercisable at the election of the Holder thereof, either in full or from time to time in part (in whole Warrant Shares), and, in the event that a Warrant is exercised (and a Warrant Certificate is surrendered) in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered by the Company.

7.4 Cancellation of Warrant Certificates.  All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company in accordance with applicable Law.

7.5 Warrant Agreement.  The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders of the Warrants during normal business hours at its office.

7.6 Alternative Cashless Exercise.  Notwithstanding any provision herein to the contrary, in lieu of exercising a Warrant as set forth above, a Holder may exercise a Warrant by electing to receive that number of shares of Common Stock as determined below by surrendering to the Company such Warrant, with the applicable election to purchase such Common Stock duly completed and signed by the Holder, in which event the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

                    CS  =  WCS  x   (MP- PP)
                                                    MP
where:

“CS” equals the number of shares of Common Stock to be issued to the Holder;

“WCS” equals the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

“MP” equals the Current Market Price; and

“PP” equals the Exercise Price.

Following the surrender of any Warrant pursuant to this Section 7.6, the Company shall promptly record the name of the Holder in the Warrant Register for that number of shares, as calculated above in such name or names as may be designated by such Holder.

7.7 Fractional Shares.  The Company shall not be required to issue fractional Warrant Shares on the exercise of any Warrant.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7.7 be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Price multiplied by such fraction.

7.8 When Exercise Effective.  The exercise of any Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which such Warrant is surrendered to and the Exercise Price is received by the Company as provided in this Section 7 (the “Exercise Date”) and the Person in whose name the shares of Common Stock shall be issuable upon such exercise shall be deemed to be the Holder of such shares for all purposes on the Exercise Date.

SECTION 8. Adjustment of Exercise Price

.  If any of the events set forth in this Section 8 occur during the Exercise Period, the Exercise Price and the number of Warrant Shares for which any Warrant is exercisable, as applicable, shall be subject to adjustment from time to time as set forth in this Section 8; provided, however, that if more than one subsection of this Section 8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.  All of the adjustments referred to in this Section 8 shall only apply to Warrants which have not yet been exercised and shall not apply to the grant or issuance of the Warrants or the issuance of any Warrant Shares upon exercise of any Warrant.

8.1 Adjustments for Change in Capital Stock.  If at any time the Company shall:

(a) pay a dividend or make a distribution on its Common Stock payable in Additional Shares or shares of other Capital Stock;

(b) subdivide its outstanding shares of Common Stock into a greater number of shares;

(c) combine its outstanding shares of Common Stock into a smaller number of shares;  or

(d) issue by reclassification of the Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

then (i) the aggregate number of Warrant Shares for which any Warrant is exercisable immediately prior to such action shall be adjusted so that the Holder shall be entitled to receive upon exercise of such Warrant the number of shares or other units of Capital Stock of the Company which such Holder would have owned or would have been entitled to receive immediately following such action if such Holder had exercised such Warrant immediately prior to such action and (ii) the Exercise Price payable upon the exercise of such Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of such Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter.

8.2 Adjustment for Rights Issue.

(a) If the Company distributes any rights, warrants, options or other securities exercisable or convertible into or exchangeable (collectively, an “exercise”) for shares of Common Stock (collectively, “rights”) to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share (or having a exercise price per share) less than the Market Price of the Common Stock as of the last Trading Day preceding the date of the agreement on pricing such rights, then, in such event:

(i) the number of Warrant Shares for which any Warrant is exercisable immediately prior to the date of the agreement on pricing of such rights (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of Additional Shares for which rights may be exercised and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock into which rights may be exercised would purchase at the Market Price on the last Trading Day preceding the date of the agreement on pricing such rights; and

(ii) the Exercise Price payable upon exercise of a Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such rights by a fraction, the numerator of which shall be the number of Warrant Shares prior to such date and the denominator of which shall be the number of Warrant Shares immediately after the adjustment described in Section 8.2(a)(i).

(b) For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such rights shall be deemed to be equal to the sum of the net offering price (including the fair market value, as determined by a nationally recognized investment bank selected by the Board and reasonably acceptable to the largest Holder of Warrants at the time of such adjustment, of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such rights plus the minimum aggregate amount, if any, payable upon exercise of any such rights into shares of Common Stock.  Any adjustment made pursuant to this Section 8.2 shall become effective immediately upon the date of such issuance.

8.3 Adjustment for Other Non-Cash Distributions.

(a) If the Company distributes to all holders of its Common Stock any of its non-cash assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities but excluding distributions of Capital Stock referred to in Section 8.1, distributions of rights, warrants or options referred to in Section 8.2 and in the case of any spin-off as described in Section 8.3(c)), the Exercise Price shall be adjusted in accordance with the formula:

E′    =    E    -    F

where:

E' = the adjusted Exercise Price;

E = the current Exercise Price; and

F = the fair market value (on the record date for the distribution to which this Section 8.3(a) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 8.3(a) is being applied.

(b) A nationally recognized investment bank selected by the Board and reasonably acceptable to the largest Holder of Warrants at the time of such adjustment shall determine fair market values for the purposes of this Section 8.3.  The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution to which this Section 8.3 applies.

(c) In respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary of the Company or other business unit, referred to herein as a “spin-off,” for purposes of the adjustment in Section 8.3(a) above, “F” shall be equal to the average of the closing price of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of the Common Stock for the ten (10) consecutive Trading Days beginning on the effective day of the spin-off.  The adjustment to the Exercise Price in the event of a spin-off will occur on the tenth Trading Day from, and including, the effective date of the spin-off.

8.4 Adjustment for Cash Distributions.  In case the Company shall pay an annual cash dividend in excess of $0.08 per share of Common Stock, excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, then, in such case, the Exercise Price shall be decreased by the amount of the cash dividend in excess of $0.08 per share payable to the holder of one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following such record date.  If any such dividend is not so paid, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend had not been declared.

8.5 Certain Repurchases of Common Stock.

(a) In case the Company effects a Pro Rata Repurchase in which the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Market Price on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such Pro Rata Repurchase, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which (i) the numerator shall be (A) the product of (1) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (2) the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (B) the aggregate purchase price of the Pro Rata Repurchase, and of which (ii) the denominator shall be the product of (A) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (B) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.

(b) In such event, the number of Warrant Shares for which any Warrant is exercisable shall be increased to the number obtained by dividing (i) the product of (A) the number of Warrant Shares before such adjustment, and (B) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

(c) For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares shall be made pursuant to this Section 8.5.

8.6 Other Provisions Applicable to Adjustments Under this Section 8.  The following provisions shall be applicable to the making of adjustments of the Exercise Price hereinbefore provided for in this Section 8, irrespective of the accounting treatment of any consideration described below:

(a) When Adjustments to be Made.  The adjustments required by this Section 8 shall be made whenever and as often as any specified event requiring an adjustment shall occur.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) When Adjustments May Be Deferred.  No adjustment in the Exercise Price needs to be made if the amount of such adjustment would be less than $0.01.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the $0.01 threshold is met.  In computing adjustments under this Section 8, fractional interests in shares of Common Stock shall be taken into account to the nearest one-hundredth of a share.

(c) When Adjustment Not Required.  If the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to the holders of Common Stock, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled, and no adjustment to the Exercise Price under this Section 8 shall be made in respect of the Warrants held by such Holder.

SECTION 9. Consolidation and Merger.

                                 9.1 Consolidation and Merger.  In case a consolidation, merger or other transaction that has substantially the same effect of the Company shall be effected with another Person after the date hereof and the Company shall not be the surviving entity, or the Company shall be the surviving entity but its Common Stock shall be changed into securities or other property of another Person, then, as a condition of such consolidation, merger or other transaction that has substantially the same effect, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive, upon the exercise of its Warrants, on the basis and the terms and conditions specified herein (and in lieu of each Warrant Share immediately theretofore purchasable and receivable upon the exercise of the Warrants), such securities, cash or other property receivable upon such consolidation, merger or other transaction that has substantially the same effect as such Holder would have been entitled to receive if its Warrants had been exercised immediately prior to such event.  In any such case, appropriate and equitable provision also shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including Section 8 hereof) shall thereafter be applicable, as nearly as may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of any Warrants.  The Company shall not effect any such consolidation, merger or other transaction that has substantially the same effect unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, merger or other transaction that has substantially the same effect shall assume, by written instrument, the obligation to deliver to such Holder such securities, cash or other property as, in accordance with the foregoing provisions, such Holder may be entitled to upon the exercise of its Warrants.  The above provisions of this Section 9.1 shall similarly apply to successive consolidations, mergers or other transactions that have substantially the same effect.

9.2 Dilution in Case of Other Securities.

  In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of Common Stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 9.1 hereof) or to subscription, purchase or other acquisition pursuant to any rights, options, warrants to subscribe for, purchase or otherwise acquire either Additional Shares or securities directly or indirectly convertible into or exchangeable for Additional Shares, issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of Section 8, the purchase rights granted by the Warrants, then, and in each such case, the computations, adjustments and readjustments provided for in Section 8 with respect to the Exercise Price and Warrant Shares shall be made as nearly as possible in the manner so provided and applied to determine the Exercise Price and amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the Holders against the effect of such dilution; or, in the event such Other Securities are issued or sold prior to the exercise of any Warrants and are not subsequently obtainable upon exercise of such Warrants, such adjustments shall instead be made to determine the adjusted amount of shares of Common Stock represented by a Warrant Share, so as to protect the Holders against the effect of such dilution in accordance with Section 8 hereof.

SECTION 10. Notice of Adjustments

Whenever the Exercise Price shall be adjusted pursuant to Section 8, the Company shall forthwith provide a certificate signed by an Officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and describing the number and kind of any other securities issuable upon exercise of the Warrants and any change in the Exercise Price after giving effect to such adjustment or change.  The Company shall promptly, and in any case within ten Business Days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 18.1.  The Company shall keep at its principal executive offices referred to in Section 18.1 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder.

SECTION 11. Payment of Taxes

No service charge shall be made to any Holder for any exercise, exchange or registration of transfer of Warrant Certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant.

SECTION 12. Mutilated or Missing Warrant Certificates

If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like date and tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and such indemnity and security therefor as is customary and reasonably satisfactory to the Company, if requested.  Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 13. Reservation of Shares

13.1 Reservation of Shares.  The Company will, commencing on the first day of the Exercise Period and at all times subsequent thereto until the sooner of the expiration of the Exercise Period or the exercise of all of the Warrants by the Holders thereof, reserve and keep available, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

13.2 Transfer Agent.  The Company or the transfer agent for the Common Stock and every subsequent transfer agent for any Common Stock issuable upon the exercise of any of the rights of purchase represented by the Warrants as aforesaid (the “Transfer Agent”) will be irrevocably authorized and directed at all times commencing on the first day of the Exercise Period, and continuing until the sooner of the expiration of the Exercise Period or the exercise of all of the Warrants by the Holders thereof, to reserve such number of authorized shares of Common Stock as shall be required for such purpose.  The Company will keep a copy of this Agreement on file with the Transfer Agent for any Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 7.7.

SECTION 14. Notices of Certain Corporate Actions

14.1 .

(a) In case:

(i) the Company proposes to take any action that would require an adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants pursuant to Section 8;

(ii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease, exchange, conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of the Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for the Common Stock; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in each case, the Company shall cause to be delivered to each Holder at his address appearing on the Warrant Register, at least 20 Business Days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (A)(1) the date as of which the Holders to be entitled to receive any such rights, options, warrants or distribution are to be determined or (2) the initial expiration date set forth in any tender offer or exchange offer for Common Stock or (3) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that Holders shall be entitled to exchange such Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up and (B) the facts with respect thereto as shall reasonably be necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of any Warrants.  The failure to give the notice required by this Section 14(a) or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up, or the vote upon any action.

(b) Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or consent to or receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 15. Expenses

                                 All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, including: (a) all expenses of printing Warrant Certificates; (b) messenger and delivery services and telephone calls; (c) all fees and disbursements of counsel for the Company; (d) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (e) the Company’s internal expenses (including all salaries and expenses of their officers and employees performing legal or accounting duties).

SECTION 16. Representations, Warranties and Covenants.

16.1 Representations, Warranties and Covenants of the Company.  The Company represents, warrants and covenants the following to each Holder:

(a) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Holder, constitutes a valid and binding agreement of the Company.

(c) The execution and delivery by the Company of this Agreement do not, and the consummation and performance of the transactions contemplated hereby, will not (i) contravene the Company’s certificate of incorporation or bylaws, (ii) violate any Law or (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company.

(d) During the Exercise Period, the Warrant Shares have been duly and validly authorized for issuance and, when issued and delivered in accordance with the provisions of this Agreement and the Warrants, will be duly and validly issued and will conform to the existing Common Stock.

(e) No consent, approval, authorization, finding of suitability, registration, exemption or permit or (other than informational filings or notices) any filing with or notice to any Governmental Authority or any third party that is a party to any of the documents, to which the Company or any of its subsidiaries is a party, is required in connection with, or as a condition to, the execution, delivery or performance by the parties of this Agreement and the consummation of the transactions contemplated hereby.

(f) The Company agrees that if the exercise of any Warrant requires any Regulatory Approvals that it will use its reasonable efforts to cooperate with the Holder to obtain such Regulatory Approvals.

16.2 Representations, Warranties and Covenants of the Holder.  The Holder hereby represents, warrants and covenants the following to the Company:

(a) The Holder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by the Holder and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of the Holder.

(c) The execution and delivery by the Holder of this Agreement do not, and the consummation and performance of the transactions contemplated hereby, will not (i) contravene the Holder’s certificate of incorporation or bylaws, (ii) violate any Law or (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Holder.

(d) The Warrants being acquired by the Holder pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Warrants or the Warrant Shares issuable upon exercise thereof or any part thereof in any transaction that would be in violation of the securities Laws of the United States, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Holder at all times to sell or otherwise dispose of all or any part of such Warrants or Warrant Shares in a transaction that does not violate the Securities Act under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act.  If such Holder should in the future decide to dispose of any of such Warrants or Warrant Shares, such Holder understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities Laws, as then applicable and in effect.

(e) Such Holder understands that (i) the Warrants and the Warrant Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement and upon exercise of Warrants is exempt pursuant to Section 4(2) of the Securities Act, (ii) the reliance of the Company on such exemption is predicated in part on such Holder’s representations set forth herein, and (iii) such Warrants and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

(f) Such Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, has the ability to bear the economic risks of the investment and is an “accredited investor” as defined in Rule 501 of Regulation D, promulgated under the Securities Act.

(g) While GM (or any of its Affiliates) holds any Warrants or Warrant Shares, it shall not, and shall direct its Affiliates not to, without the prior written consent of the Company, directly or indirectly:

(i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company or any subsidiary thereof, or of any successor to the Company, or any assets of the Company or any division thereof or of any such successor if, following such acquisition, GM and its Affiliates would be the beneficial owners of more than 20% of the then outstanding Common Stock;

(ii) seek or propose to influence or control the management or policies of the Company, make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any voting securities of the Company or any subsidiary thereof, or seek to advise or influence any Person or entity with respect to the voting of any voting securities of the Company or any subsidiary thereof; the Company hereby acknowledges and agrees that the commercial relationship between the Company and GM, and GM’s exercise of its rights under its various commercial agreements with the Company as they may be in effect from time to time, are not the seeking or proposing of influence or control over the management or policies of the Company;

(iii) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any subsidiary thereof or any of their securities or assets;

(iv) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a “group” within the meaning of Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; or

(v) publicly disclose that it has requested that the Company amend or waive any provision of this Section 16.2(g) or make any such request in a manner that would require public disclosure thereof by the Company.

(h) If GM (or any of its Affiliates) exercises a Warrant at any time prior to the 30th calendar day prior to the Expiration Date, it shall not hold any Warrant Shares issued pursuant to such Warrant for more than 30 calendar days following such exercise (the “Disposal Period”); provided, however, that if GM (or any of its Affiliates) is prohibited from selling all or any portion of its Warrant Shares pursuant to Section 17.1(b), Section 17.2(c), Section 17.3 or Section 17.8 during the Disposal Period, then the Disposal Period with respect to such Warrant Shares shall be extended by the length of time GM (or any of its Affiliates) is prohibited from selling Warrant Shares.  GM and its Affiliates shall have no rights (including the right to vote in the election of directors or receive dividends) with respect to any Warrant Shares held in violation of this Section 16.2(h).

(i) If GM (or any of its Affiliates) holds any Warrant Shares either during the Disposal Period or following the Expiration Date, it shall vote such Warrant Shares proportionally with all other stockholders of the Company.

SECTION 17. Registration Rights.

17.1 Demand Registration Rights.

(a) After receipt of a written request from a Holder requesting that the Company effect a registration (a “Demand Registration”) under the Securities Act covering all or part of the Registrable Securities which specifies the intended method or methods of disposition thereof, the Company shall, (i) as expeditiously as is possible, but in any event no later than 30 days (excluding any days which occur during a permitted Blackout Period) after receipt of a written request for a Demand Registration, file with the SEC a registration statement (a “Demand Registration Statement”) relating to all shares of Registrable Securities which the Company has been so requested to register by such Holders (“Participating Demand Holders”) for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered and (ii) use its reasonable best efforts to cause such Demand Registration Statement to be declared effective within 60 days after the date of filing of the Demand Registration Statement; provided, however, that in the case the Company is not permitted to use Form S-3 to register such Registrable Securities of the Participating Demand Holders, the Company shall be entitled to register the resale of the Registrable Securities on another form, including a registration statement on Form S-1, and the Company shall have 90 days to cause such Demand Registration Statement to be declared effective after the date of filing such Demand Registration Statement; provided, further, however, that the Company shall not be required to file a Demand Registration Statement unless the aggregate number of the Registrable Securities requested to be registered (i) constitute at least 25% of the Registrable Securities or (ii) include all Registrable Securities which remain outstanding at such time.

(b) If the majority of the Participating Demand Holders in a Demand Registration relating to a public offering so request that the offering be underwritten with a managing underwriter selected in the manner set forth in Section 17.9 below and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities.  If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder).   If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Demand Registration any other securities of the Company and other securities held by other security holders of the Company, as the Company may in its discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.

(c) To the extent the Company is permitted to do so under the Securities Act, any Demand Registration Statement may be required by Participating Demand Holders constituting a majority of the Registrable Securities to be in an appropriate form under the Securities Act (a “Shelf Registration Statement”) relating to any or all of the Registrable Securities in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act.

(d) Holders shall be entitled to an aggregate of two registrations of Registrable Securities pursuant to this Section 17.1; provided, that a registration requested pursuant to this Section 17.1 shall not be deemed to have been effected for purposes of this Section 17.1(d) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 17.4(a), and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by act or omission of Holders of Registrable Securities).

(e) Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (i) more than one Demand Registration Statement in any twelve-month period, or (ii) any Demand Registration Statement within 180 days following the date of effectiveness of any other Registration Statement.

17.2 Piggy-Back Registration Rights.

(a) If the Company, proposes to file on its behalf and/or on behalf of any holder of its securities a registration statement under the Securities Act on any form relating solely to the Common Stock of the Company (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of any securities of the Company (a “Piggy-Back Registration”), it will give written notice to all Holders at least 15 days before the initial filing with the SEC of such piggy-back registration statement (a “Piggy-Back Registration Statement”), which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company.  The notice shall offer to include in such filing the aggregate number of Registrable Securities as such Holders may request.

(b) Each Holder desiring to have Registrable Securities registered under this Section 17.2 (“Participating Piggy-Back Holders”) shall advise the Company in writing within ten days after the date of receipt of such notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested.  The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to Section 17.2(c) below, and shall use its reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

(c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 17.1(b), but replacing the term “Demand Registration” with “Piggy-Back Registration”), then:

(i) in the event Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register and second, the securities of all other selling security holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders, including the Participating Piggy-Back Holders, on a pro rata basis (based on the number of securities of the Company held by each such selling security holder); and

(ii) in the event any holder of securities of the Company, including any Holder, initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities such initiating security holder proposes to register, second, the securities of any other selling security holders, including the Participating Piggy-Back Holders, in an amount which together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders, including the Participating Piggy-Back Holders, on a pro rata basis (based on the number of securities of the Company held by each such selling security holder) and third, any securities the Company proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders, including the Participating Piggy-Back Holders, propose to register, shall not exceed the Maximum Number of Securities.

(d) The Company will not hereafter enter into any agreement, which is inconsistent with the rights of priority provided in Section 17.2(c).

17.3 Blackout Periods.  The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Section 17.1 or Section 17.2 hereof during no more than two periods aggregating to not more than 90 days in any twelve-month period (a “Blackout Period”) in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by Law to be publicly disclosed and (ii) in the judgment of the Board, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving the Company; provided, however, that the Company shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of the holders of any securities of the Company; provided, further, that the Company will not exercise its right to delay unless at the time of such delay the Company concurrently exercises similar black-out rights against holders of securities with similar rights as the Holders.  The Company shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated duration of the delay.  The Company shall have no obligation to include in any such notice any reference to or description of the facts based upon which the Company is delivering such notice.

17.4 Registration Procedures.  The Company shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) and to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future.  Additionally, If the Company is required by the provisions of Section 17.1 or Section 17.2 to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such securities by the holders thereof but not to exceed 45 days (except with respect to a Shelf Registration Statement which shall remain effective for a period not to exceed 180 days); provided, however, that before filing such Registration Statement or any amendments or supplements thereto (for purposes of this subsection, amendments and supplements shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act), the Company shall furnish the representatives of the Holders referred to in Section 17.4(l) copies of all documents proposed to be filed, which documents will be subject to the review of such counsel.  The Company shall not be deemed to have used its reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required under applicable Law;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 45 days (except with respect to the Shelf Registration Statement, for which such period shall be 180 days) after such Registration Statement becomes effective;

(c) furnish to such selling Holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto, and of any summary prospectus or other prospectus, including any preliminary prospectus, in conformity with the requirements of the Securities Act in order to facilitate the public sale or other disposition of such Registrable Securities;

(d) use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each Holder of such securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such selling Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this Section 17.4(d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

(e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 17.1 or Section 17.2, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration, (i) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, as to such matters as such underwriters may reasonably request and as would be customary in such a transaction; and (ii) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any (A) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (B) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

(f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (including in any underwritten offering, making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities);

(g) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) earnings statements satisfying the provisions of Section 11(a) of the Securities Act, (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

(h) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

(i) notify the Holders at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act because of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j) give notice to the Holders:

(i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein, or for additional information, except for amendments or supplements or additional information required to be delivered pursuant to the Exchange Act;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(k) use its reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(l) upon the occurrence of any event contemplated by Section 17.4(j)(v), promptly prepare a post-effective amendment to such Registration Statement, if necessary, or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 17.4(j)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then each Holder shall suspend use of such prospectus and use their reasonable efforts to return to the Company all copies of such prospectus other than permanent file copies then in the Holder’s possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 17.4(l);

(m) make reasonably available for inspection by the representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter, upon prior notice and during normal business hours, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration;

(n) use reasonable efforts to procure the cooperation of the Transfer Agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters; and

(o) if requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request, in good faith, in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

To the extent permitted by the SEC rules and regulations, the parties agree that the Company may satisfy the obligations of filing a registration statement relating to Registrable Securities under this Section 17 by filing any prospectus supplement to its existing effective registration statement.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder, that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

17.5 Expenses of Registration.  All expenses incurred in connection with each registration pursuant to Section 17.1 and Section 17.2 of this Agreement, excluding underwriters’ discounts and commissions, but including all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance), fees of FINRA or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and fees and disbursements of counsel for the Company, shall be paid by the Company, except that:

(a) all such expenses in connection with any amendment or supplement to a Registration Statement or prospectus filed more than 45 days (or in the case of a Shelf Registration Statement, 180 days) after the effective date of such Registration Statement because any Holder has not effected the disposition of the securities requested to be registered shall be paid by such Holder;

(b) if a registration request pursuant to Section 17.1 of this Agreement is subsequently withdrawn at the request of the Holders of a number of shares of Registrable Securities such that the remaining Holders requesting registration would not have been able to request registration under the provisions of Section 17.1 of this Agreement, such withdrawing Holders shall bear such expenses unless such withdrawing Holders shall forfeit their right to the Demand Registration requests otherwise required to be used pursuant to Section 17.1 of this Agreement;

(c) The Holders shall bear and pay the (i) underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel or other advisors to the Holders.

17.6 Rule 144 and Rule 144A Information.

(a) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after the date of this Agreement, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

(b) At all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will provide, upon the written request of any holder of Registrable Securities in written form (as promptly as practicable and in any event within 15 Business Days), to any prospective buyer of the securities designated by the Holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the SEC under the Securities Act.

17.7 Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Holder, such Holder’s directors and officers, each Person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Holder or participating Person within the meaning of the Securities Act, against any losses, claims, damages, liabilities, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) (hereinafter, a “Loss”) to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto and any information contained in a form of prospectus or prospectus supplement that is deemed to be a part of a Registration Statement pursuant to Rule 430B under the Securities Act) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder’s directors and officers, such participating Person or controlling Person for any legal and other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one firm of legal counsel for all of them unless there is an actual conflict of interest between any Indemnified Parties, which Indemnified Parties may be represented by separate counsel) in connection with investigating or defending any such Loss; provided, however, that the indemnity agreement contained in this Section 17.7(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company; provided, further, that the Company shall not be liable to any Holder, such Holder’s directors and officers, participating Person or controlling Person in any such case for any such Loss to the extent that it arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or such Holder’s directors and officers, participating Person or controlling Person.

(b) Each Holder requesting or joining in a registration, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers, and each Person who participates in the offering of such Registrable Securities, including agents and underwriters (as defined in the Securities Act), and each other Person, if any, who controls the Company within the meaning of the Securities Act against any Losses to they may become subject, under the Securities Act or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto and any information contained in a form of prospectus or prospectus supplement that is deemed to be a part of a Registration Statement pursuant to Rule 430B under the Securities Act) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reasonable reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal and other expenses reasonably incurred by the Company or any such director, officer, controlling Person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any Indemnified Parties, which Indemnified Parties may be represented by separate counsel) in connection with investigating or defending any such Loss; provided, however, that the indemnity agreement contained in this Section 17.7(b) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the aggregate proceeds received by such Holder in connection with any such registration under the Securities Act.

(c) If the indemnification provided for in this Section 17.7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal and other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  If the allocation provided in this Section 17.7(c) is not permitted by applicable Law, the parties shall contribute based upon the relevant benefits received by the Company from the initial offering of the securities, on the one hand, and the net proceeds received by the Holders from the sale of securities, on the other hand.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 17.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any Action or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such failure is materially prejudicial to the Indemnifying Party.  If notice of commencement of any such Action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such Action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such Action, or (iii) the named parties to any such Action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld and no Indemnifying Party shall be liable for the fees and expenses of more than one counsel.

(e) The agreements contained in this Section 17.7 shall survive the transfer of the Registrable Securities by any Holder and sale of all the Registrable Securities pursuant to any Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such director, officer or participating or controlling Person.

17.8 Certain Additional Limitations on Registration Rights.  Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (a) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information in respect of the distribution of such Registrable Securities, or (b) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.  In addition, each Holder agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, and to enter into a customary lock-up agreement with the managing underwriter for an offering, during the 90-day period beginning on the effective date of any Demand Registration Statement or Piggy-Back Registration Statement or other underwritten offering (except as part of such registration), if and to the extent requested by the managing underwriter for such offering and if the Company enters into similar agreements.

17.9 Selection of Managing Underwriters.  In the event the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by the Company and shall be approved by the Holders of a majority of the shares being so registered, which approval shall not be unreasonably withheld or delayed.

17.10 Clear Market.  If any underwritten offering of Registrable Securities is effected by Holders pursuant to this Agreement, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, during the period not to exceed ten days prior and 90 days following the effective date of such offering or such longer period up to 180 days as may be requested by the managing underwriter for such underwritten offering. The Company also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

SECTION 18. Miscellaneous

18.1 Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by an internationally recognized courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 18.1:

If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

If to the Company, at

One Dauch Drive

Detroit, Michigan 48211

Attention:  General Counsel

Facsimile:  (313) 758-3897

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention:   Peter D. Lyons, Esq.

Facsimile:   (212) 848-7179

or at such other address as may be substituted by notice given as herein provided.

18.2 Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

18.3 Amendment.  This Agreement may not be amended or modified except (i) in an instrument in writing signed by, or on behalf of, the Company and the Majority Holders or (ii) by a waiver in accordance with Section 18.4.

18.4 Waiver.  Any party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

18.5 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.  The registration rights of any Holder with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities as provided under this Agreement.  All of the obligations of the Company hereunder shall survive any such transfer.

18.6 Headings.  The descriptive headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

18.7 Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Michigan.  All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in Wayne County, Michigan; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any state court sitting in Wayne County, Michigan.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in Wayne County, Michigan for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

18.8 Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

18.9 Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

18.10 No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied (except as provided in Section 17.7 relating to indemnified parties), is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

18.11 Termination.  This Agreement shall terminate on the Expiration Date, after which time this Agreement and all Warrants shall no longer be of any force or effect; provided, however, that this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised; provided, further, that provisions of Sections 15, 16 and 17 and this Section 18 shall survive such termination; provided, further, that the rights and obligations under Section 17 shall, except for Section 17.7, terminate upon the earlier of (i) all Registerable Securities having been exchanged or disposed, (ii) all Registerable Securities being eligible to be sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act without being subject to any restrictions under such rule, and (iii) all Registerable Securities ceasing to be outstanding.

18.12 Interpretation and Rules of Construction.  In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise indicated;

(b) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(c) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(e) references to a Person are also to its successors and permitted assigns.

18.13 Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

NYDOCS02/877498.12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

           By: /s/___________________________
Name: Authorized Signatory
Title:

GENERAL MOTORS COMPANY

           By: _/s/___________________________
Name: Authorized Signatory
Title:

EXHIBIT A
Form of Warrant Certificate

[Face of Warrant Certificate]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF SEPTEMBER 16, 2009, BY AND BETWEEN AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., A DELAWARE CORPORATION, AS THE ISSUER, AND GENERAL MOTORS COMPANY, A DELAWARE CORPORATION, AS HOLDER, AS SUCH WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT AGREEMENT.

No. of Warrants:  Warrant No: __

WARRANT
TO PURCHASE SHARES OF
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

This certifies that  , or its registered assigns, is the registered holder (the “Holder”) of [___] warrants (the “Warrants”) of American Axle & Manufacturing, Inc., a Delaware corporation (the “Company”), that would entitle the Holder, upon proper exercise, during Exercise Period (as defined in below) to receive from the Company [_____] shares (the “Warrant Shares”) of Company’s common stock, par value $0.01 per share (“Common Stock”), at the Exercise Price (as defined below).  The Exercise Period shall mean the period commencing on September 16, 2009 and continuing until 5:00 p.m., New York City Time, on September 16, 2014. The Exercise Price shall mean $2.76 per Warrant Share an shall be payable (i) by wire transfer of immediately available funds in United States Dollars or (ii) by certified or official bank check for United States Dollars made payable to the order of “American Axle & Manufacturing Holdings, Inc.”  The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.  No Warrant may be exercised after 5:00 p.m., New York City Time, on September 16, 2014, and to the extent not exercised by such time such Warrants shall become void.  Reference is made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.  This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate No.[__] to be signed by the undersigned President and the undersigned Secretary of the Company and has caused its corporation seal to be imprinted hereon.

Dated:
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
[corporation seal]

By:
______________________________	______________________________
President	Secretary

[Reverse of Warrant Certificate]

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (WARRANT)

By accepting a Warrant Certificate, each Holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such Holder had signed the same.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants by the Company expiring at 5:00 p.m., New York City Time, on September 16, 2014, entitling the Holder upon proper exercise to receive Warrant Shares and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and each Holder of the Warrants.

The Holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth below on this Warrant Certificate properly completed and executed, together with payment of the aggregate Exercise Price in accordance with the provisions set forth on the face of this Warrant Certificate.  In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant, each as set forth on the face hereof, may, subject to certain conditions, be adjusted.  No fractions of a Warrant Share will be issued upon the exercise of any Warrant, but the Company will pay the cash value in lieu thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered to the Company by the Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate to the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Warrant Agreement permits, with certain exceptions therein provided, the supplementing or amendment thereof at any time by the Company with the written consent of the Majority Holders.  Any such consent by or on behalf of a Holder shall be conclusive and binding upon such Holder and upon all future Holders of this Warrant and any Warrant issued upon the registration of transfer thereof or in exchange thereof whether or not notation of such consent is made upon such Warrant or any other Warrant.

[Form of Assignment to be Executed if Holder

Desires to Transfer Warrants Evidenced Hereby]

ASSIGNMENT
(To Be Executed by the Holder in Order to Assign Warrants)

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY, TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:_______, ______	_______________________________________________________ Signature(s)*

_______________________________________________________

_______________________________________________________ (Social Security or Taxpayer Identification Number)

[Form of Election to Purchase, To Be Executed Upon Exercise Of Warrant]

NOTICE OF EXERCISE

(To Be Executed by the Holder in Order to Exercise Warrants)

☐           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Common Stock and herewith tenders payment for such Common Stock to the order of American Axle & Manufacturing, Inc. in the amount of $[__] per share of Common Stock in accordance with the terms of the Warrant Agreement, in cash or by certified or official bank check made payable to the order of the Company.

☐           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Common Stock and hereby elect to use the “cashless exercise” option to purchase the shares of Common Stock under Section 7.6 of the Warrant Agreement.

The undersigned requests that a certificate for such Common Stock be registered in the name of:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

and be delivered to:
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below:

(PLEASE PRINT OR TYPE ADDRESS)

Dated:_______, ______	_______________________________________________________ Signature(s)*

_______________________________________________________

_______________________________________________________ (Social Security or Taxpayer Identification Number)